Exhibit 3.9

Effective as of April 24, 2004
FIRST AMENDED AND RESTATED BYLAWS
of
ManTech Environmental Technology. Inc.
ARTICLE I
Offices
     Section 1. The Principal Office. The principal office of ManTech Environmental Technology, Inc. (hereinafter called the “Corporation”) shall be located in the Commonwealth of Virginia, or such other location and with such additional offices in such location(s) as may from time to time be established by the Board of Directors.
     Section 2. Registered Office. The registered office of the Corporation shall be maintained in the State of Virginia at the location specified in the Articles of Incorporation of the Corporation or as may be designated from time to time by the Board of Directors.
ARTICLE II
Meetings of Shareholders
     Section 1. Time and Place of Meetings. Meetings of the shareholders shall be in or out of the Commonwealth of Virginia on such date and at such time as shall be designated by the Board of Directors from time to time and stated in the notice of any such meeting, or in a duly executed waiver of notice thereof.
     Section 2. Annual Meetings. There shall be an annual meeting of the shareholders on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the election of the Board of Directors and for the transaction of such other business as may come before the meeting.
     Section 3. Special Meetings. Special meetings of the shareholders, for any purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors or by the President or the Secretary, and shall be called by the President or Secretary at the request in writing of the holders of not less than one-fifth of all the issued and outstanding shares entitled to vote. Such request shall include a statement of the purposes of the proposed meeting.
     Section 4. Notices. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation, with the postage thereon prepaid.
     Section 5. Business at Special Meetings. Business transacted at any special meeting of shareholders shall be confined to the purposes stated in the notice thereof; except that a majority of shareholders present at a special meeting at which a quorum is present may take action on any other item of business not specified in the notice.
     Section 6. List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged by voting group and in alphabetical order showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.
     Section 7. Quorum. A majority of the outstanding shares having voting power, represented in person or by proxy, shall constitute a quorum at meetings of the shareholders except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum shall not be present or represented, those shareholders present and entitled to vote may adjourn the meeting from time to time until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally called.
     Section 8. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question; and, except that in election of directors, those receiving the greatest number of votes (a plurality) shall be deemed elected even though not receiving a majority. Each outstanding share shall be entitled to one vote on each matter submitted to vote at a meeting of shareholders unless otherwise provided in the Certificate of Incorporation.
     Section 9. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
     Section 10. Waiver of Notice. Whenever any notice of any meeting of shareholders is required to be given under provisions of law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
     Section 11. Informal Action. Any action required by the law to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and, if such written consent is filed with the minutes of proceedings of the shareholders. Signatures by means of facsimile transmission shall be acceptable for purposes of this Section 11.
     Section 12. Action by Conference Call. Shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such a meeting is conducted by means of a conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.
ARTICLE III
Board of Directors
     Section 1. Powers and Duties. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do such lawful acts as are not required to be exercised or done by the shareholders pursuant to statute or by the Certificate of Incorporation or the Bylaws. The Board of Directors may delegate certain of its duties to the officers of the Corporation, but such delegation shall not relieve the Board of the responsibility for any action so taken.
     Section 2. Number, Term of Office and Election. The board of directors shall consist of not less than one (1), nor more than seven (7) members and shall be fixed from time to time by the affirmative vote of a majority of all directors of the corporation then holding office at any special or regular meeting of the Board of Directors. The Board of Directors shall be elected by a plurality of the votes cast at each annual meeting (or a special meeting in lieu thereof) of stockholders, and each director so elected shall hold office until his successor is duly elected and qualified, or until his earlier resignation or removal. Directors need not be stockholders. Unless otherwise provided in the Certificate of Incorporation, newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any other reason, including the removal of Directors without cause, may be filled only by the affirmative vote of a majority of the remaining directors. The person or persons chosen to fill any such vacancies shall serve until the next annual meeting of the shareholders, or until his successor shall have been elected and qualified or until his death, resignation or removal.
     Any director or the entire Board of Directors may be removed either with or without cause at any time by the affirmative vote of the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose.
     Section 3. Meetings.
     (a) Time, Place and Notice. The annual meetings of the Board of Directors shall be held after the annual meeting of shareholders and additional regular meetings of the Board shall be held, at such time as may be fixed by a resolution of the Board, and at such place, within or without the Commonwealth of Virginia, as may be fixed by such resolution or by the notice of meeting, which notice, in the event of a special meeting, shall be given to all Directors not less than twenty-four (24) hours prior to the time of said meeting. The notice need not state the purpose of nor the business to be transacted at such meeting. Special meetings of the Board of Directors shall be held whenever called, in writing, by the Chairman, by a majority of the Directors, or by a majority of the Executive Committee, if any, or by the President.
     (b) Waiver of Notice. Whenever any notice of any meeting of the Board of Directors is required to be given under provisions of law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the time stated herein, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened.
     (c) Quorum and Voting. At any meeting of the Board of Directors, a majority of the number of Directors fixed by these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of all business. A majority of the votes cast at a meeting of the Board of Directors, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless the concurrence of a greater proportion is required for such action by statute or by the Certificate of Incorporation.
     (d) Action without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if consent in writing, setting forth such action, is signed by all of the Directors, and such written consent is filed with the minutes of proceedings of the Board. Such consent shall have the same force and effect as a unanimous vote. Signatures by means of facsimile transmission shall be acceptable for purposes of this Section 3(d).
     (e) Action by Conference Call. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such a meeting is conducted by means of a conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.
     Section 4. Resignation of Directors. Any Director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by an officer or director of the Corporation. The acceptance of a resignation shall not be necessary to make it effective. Directors may be removed, with or without cause, at any meeting of the shareholders duly called and at which a quorum is present, by a majority of votes cast at such meeting.
     Section 5. Compensation and Reimbursement. Directors and members of any committee of the Board of Directors shall not be entitled to compensation for their services as Directors or committee members; provided that the foregoing shall not prevent a Director or committee member from serving the Corporation in any other capacity and receiving reasonable compensation for such other services. Directors and members of any committee of the Board of Directors shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board or any committee of the Board, as the case may be.
ARTICLE IV
Committees
     Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, may appoint two or more Directors as an Executive Committee, to act in the name of and with the full power of the Board during the intervals between meetings of the Board on any matters requiring action by the Directors.
     Section 2. Other Committees. The Board of Directors may appoint from among its members one or more other committees, to consist of not fewer than two (2) members.
     Section 3. Procedures. All Committees appointed by the Board of Directors pursuant to this Article IV shall serve at the pleasure of the Board. Each such committee may make its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. A majority shall constitute a quorum, and in every case the affirmative vote of a majority of all the members of such committee shall be necessary for the adoption of any resolution.

ARTICLE V
Officers
     Section 1. Number, Qualification, Election and Term of Office.
     (a) The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, and such number of other officers and assistant officers as the Board of Directors may from time to time deem advisable. Except as otherwise permitted by law, any two or more offices may be held by the same person.
     (b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.
     (c) Each officer shall hold office until the next annual meeting of the Board of Directors next succeeding his election and until his successor shall have been elected and qualified, or until his death, resignation or removal.
     Section 2. Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to a named officer of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer and the acceptance of such resignation shall not be necessary to make it effective.
     Section 3. Removal.
     (a) Any officer specifically designated in Section 1 of this Article V may be removed, either with or without cause, and a successor elected, by a majority vote of the Board of Directors, regularly convened at a regular or special meeting.
     (b) The officers and agents appointed in accordance with the provisions of Section 10 of this Article V may be removed, either with or without cause, by a majority vote of the Board of Directors, regularly convened at a regular or special meeting or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.
     Section 4. Vacancies.
     (a) A vacancy in any office specifically designated in Section 1 of the Article V, by reason of death, resignation, inability to act, disqualification, removal or any other cause, shall be filled for the remaining portion of the term by an affirmative majority vote of the Board of Directors regularly convened at any regular or special meeting.

     (b) In the case of a vacancy occurring in the office of an officer or agent appointed in accordance with the provisions of Section 10 of this Article V, such vacancy may be filled by vote of the Board of Directors or by any officer or agent upon whom such power shall have been conferred by the Board of Directors.
     Section 5. President. The President shall be the principal executive officer of the Corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business, affairs and property of the Corporation and have general supervision over its officers and agents. He shall, if present, preside at all meetings of the shareholders. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect.
     Section 6. Vice Presidents. During the absence or disability of the President, the Vice President, or, if there be more than one, the Vice President designated by the Board of Directors as Executive Vice President, shall exercise all the functions of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.
     Section 7. Secretary. The Secretary shall:
     (a) Record all the proceedings of the meetings of the shareholders and Board of Directors in a book to be kept for that purpose;
     (b) Cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute;
     (c) Be custodian of the records and of the seal of the Corporation and cause such seal to be affixed to all certificates representing stock of the Corporation prior to their issuance and to all instruments, the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Bylaws;
     (d) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;
     (e) Sign with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
     (f) If called upon to do so, prepare or cause to be prepared and submit at each meeting of the shareholders a certified list in alphabetical order of the names of the shareholders entitled to vote at such meeting, together with the number of shares of the respective class held by each;
     (g) See that the books, reports, statements, certificates, stock transfer books and all other documents and records of the Corporation required by statute are properly kept and filed;

     (h) In general, perform all duties incident to the office of Secretary and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.
     Section 8. Assistant Secretaries. Whenever requested by or in the absence or disability of the Secretary, the Assistant Secretary designated by the Secretary (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors) shall perform all the duties of the Secretary and when so acting shall have all the power of, and be subject to all the restrictions upon, the Secretary.
     Section 9. Subordinate Officers and Agents. The Board of Directors may from time to time appoint such other officers and agents as it may deem necessary or advisable, to hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.
     Section 10. Compensation. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or any compensation by reason of the fact that he is also a Director of the Corporation. The Board of Directors may delegate to any officer or agent the power to fix from time to time the salaries or other compensation of officers or agents appointed in accordance with the provisions of Section 12 of this Article V.
     Section 11. Sureties and Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute and deliver to the Corporation bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.
ARTICLE VI
Stock Provisions
     Section 1. Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary and sealed with the seal of the Corporation. Such signature and seal may be a facsimile. No certificate shall be issued for any share until such share is fully paid. Each certificate representing shares shall state that the Corporation is organized under the laws of the Commonwealth of Virginia, the name of the person to whom issued, the number and class of shares which such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value. If the Corporation shall be authorized to issue shares of more than one class, each certificate shall have set forth on the face or back thereof, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full or summary statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued.
     Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates for shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require an/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
     Section 3. Transfers of Shares.
     (a) Transfers of shares of the capital stock of the Corporation shall be made on the transfer books of the Corporation upon the request of the holder of record thereof, in person or by his duly authorized attorney, upon surrender and cancellation of the certificate or certificates representing such shares.
     (b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by law.
     Section 4. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     Section 5. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and notice of all meetings as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Virginia.
ARTICLE VII
General Provisions
     Section 1. Dividends. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares, subject to the provisions of the laws of the Commonwealth of Virginia.
     Section 2. Checks. All checks or other orders or demands for the payment of money of the Corporation shall be signed by an officer of the Corporation or by an employee of the Corporation designated and authorized to do so by the Board of Directors.
     Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Virginia.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.
     Section 5. Indemnification. Except as otherwise required by law, every Director, Officer, employee or authorized agent of the Corporation will be indemnified by the Corporation to the fullest extent permitted under Article 10, Chapter 9, Title 13 of the Code of Virginia, as such laws may be amended from time to time, or any successor law or provision, and such indemnification provisions are by reference, incorporated as a part of these Bylaws.
     Section 6. Amendments. These Bylaws may be altered, amended, or repealed by a majority vote of the Board at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such proposed action be contained in the notice of such special meeting.
     Section 7. Gender. The use of the masculine gender herein includes feminine and neuter, and the singular numbers includes the plural, where applicable and whenever the context so requires.